Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 2 to Registration Statement No. 333-139577 on Form S-4 of Citadel Broadcasting Corporation of our report dated March 27, 2007 relating to the financial statements of ABC Radio Group as of September 30, 2006 and October 1, 2005 and for the years ended September 30, 2006, October 1, 2005 and September 30, 2004, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, CA

April 5, 2007